BERKSHIRE BANK
                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (the "Agreement") by and between Berkshire Bank (the "Bank"), a state-chartered savings institution, with its principal offices at 24 North Street, Pittsfield, Massachusetts 01202, Berkshire Hills Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the state of Delaware and the holding company of the Bank, and Michael P. Daly ("Executive") was entered into on June 27, 2000, and amended and restated in its entirety effective as of June 1, 2003 (the "Effective Time").

     WHEREAS, the Bank believes that the assurance of Executive's employment by the Bank for the term of this Agreement and the benefit of his business experience are of material importance; and

     WHEREAS, Executive desires to serve in the employ of the Bank on a full-time basis for the term of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties to this Agreement hereby agree as follows:

1.  POSITIONS AND RESPONSIBILITIES

(a) During the term of this Agreement Executive agrees to serve as President and Chief Executive Officer of the Bank. Executive shall render administrative and management services to the Bank such as are customarily performed by persons in a similar executive capacity. During the term of this Agreement, Executive also agrees to serve, if elected, as a director of the Bank and in such capacity will carry out such duties and responsibilities reasonably appropriate to that office. In performing his services as President and Chief Executive Officer and carrying out his duties and responsibilities as a director, Executive shall conform to the policies and codes of conduct and ethics of the Bank and the Holding Company, now or hereafter in effect.

(b) During the term of Executive's employment under this Agreement, except for periods of absence occasioned by illness, vacation, and other reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties under this Agreement, including activities and services related to the organization, operation and management of the Bank, as well as participation in community, professional and civic organizations; provided, however, that, with the approval of the Board of Directors of the Bank (the "Board of Directors"), as evidenced by a resolution of the Board of Directors, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the judgment of the Board of Directors, will not present any conflict of interest with the Bank or materially affect the performance of Executive's duties pursuant to this Agreement.

(c) Notwithstanding anything contained in this Agreement to the contrary, either Executive or the Bank may terminate Executive's employment with the Bank at any time during the term of this Agreement, with or without cause, subject to the terms and conditions of this Agreement. Termination without cause by the Bank shall require a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the independent members of the Board of Directors, at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors). Upon such termination, Executive shall be entitled to receive all compensation and benefits for the remainder of the term of the Agreement, or as set forth in Section 4 hereof, as shall be applicable. As used herein, "termination without cause" shall mean termination of Executive's employment for any reason other than those as defined as a Termination for Cause in Section 7 hereof.

2.  TERM OF EMPLOYMENT

Executive's employment under this Agreement shall be deemed to have commenced as of the Effective Time and shall continue for a period of twenty-four (24) full calendar months from the Effective Time. Commencing on the date of execution of this Agreement, the term of this Agreement shall extend for one day each day until such time as the Board of Directors or Executive elects not to extend the term of the Agreement by giving written notice to the other party, in which case the term of this Agreement shall become fixed and shall end on the second anniversary of the date of such written notice.

3.  COMPENSATION, BENEFITS AND REIMBURSEMENT

(a) Base Salary. The Holding Company shall pay Executive an annual salary of not less than $310,000 ("Base Salary"). Executive's Base Salary shall be payable in accordance with the normal payroll practices of the Bank. Whenever used in this Agreement, Base Salary shall include any amounts of compensation deferred by Executive under any tax-qualified retirement or welfare benefit plan or any other deferred compensation arrangement maintained by the Bank. During the term of this Agreement, the Board of Directors or a committee appointed by the Board of Directors shall review Executive's Base Salary at least annually and the Board of Directors or the committee may increase Executive's Base Salary at any time. Any increase in Executive's Base Salary shall become a term of this Agreement and shall be the new "Base Salary" for purposes of this Agreement. Executive shall not receive any additional compensation for his service as a director.

(b) Incentive Compensation. In addition to his Base Salary, Executive shall be entitled to participate in any incentive compensation bonus program sponsored by the Bank. Executive's incentive compensation shall be determined by the Board of Directors or a committee appointed by the Board of Directors at a level appropriate for executive officers.

(c) Club Dues. In addition to any other compensation provided for under this Agreement, the Bank shall pay Executive an amount sufficient, on an after-tax basis, to maintain his membership at the Country Club of Pittsfield.

(d) Automobile. The Bank shall provide Executive with, and Executive shall have the primary use of, an automobile owned or leased by the Bank and the Bank shall pay (or reimburse Executive) for all expenses of insurance, registration, operation and maintenance of the automobile. Executive shall comply with reasonable reporting and expense limitations on the use of such automobile, as the Board of Directors may establish from time to time, and the Holding Company or the Bank shall annually include on Executive's Form W-2 any amount attributable to Executive's personal use of such automobile.

(e) Vacation; Holidays; Sick Time. Executive shall be entitled to vacation in accordance with the standard vacation policies of the Bank for senior executive officers, but in no event less than four (4) weeks vacation during each year of employment. Executive shall take vacation at a time mutually agreed upon by the Bank and Executive. Executive shall receive his Base Salary and other benefits during periods of vacation. Executive shall also be entitled to paid legal holidays in accordance with the policies of the Bank. Executive shall also be entitled to sick leave in accordance with the policies of the Bank for senior executive officers, but in no event less than the number of days of sick leave per year to which Executive was entitled at the Effective Time.

(f) Other Employee Benefits. In addition to any other compensation or benefits provided for under this Agreement, Executive shall be entitled to continue to participate in any employee benefit plans, arrangements and perquisites of the Bank in which he participates or is eligible to participate at the Effective Time. Executive shall also be entitled to participate in any employee benefits or perquisites the Bank offers to full-time employees or executive management in the future. The Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder without separately providing for an arrangement that ensures Executive receives or will receive the economic value that Executive would otherwise lose as a result of such adverse effect, unless such change is general in nature and applies in a nondiscriminatory manner to all employees covered by the plan, arrangement or perquisite. Without limiting the generality of the foregoing provisions of this paragraph, Executive shall be entitled to participate in or receive benefits under all plans relating to stock options, restricted stock awards, stock purchases, pension, profit sharing, employee stock ownership, group life insurance, medical and other health and welfare coverage that are made available by the Bank at the Effective Time or at any time in the future during the term of this Agreement, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plans or arrangements will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

4.  PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

(a) Upon the occurrence of an Event of Termination (as defined herein below) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination of Executive's full-time employment under this Agreement by the Bank for any reason other than a termination governed by Section 7 of this Agreement; or (ii) Executive's resignation from his employment with the Bank upon, any (A) failure to re-appoint Executive to his positions set forth in Section 1 of this Agreement, unless Executive consents to such event, or a termination without cause of Executive's employment as set forth in Section 1(c) of this Agreement,
(B) material change in Executive's functions, duties, or responsibilities with the Bank or its subsidiaries, which change would cause Executive's position(s) to become one of lesser responsibility, importance, or scope, unless Executive consents to such event, (C) relocation of Executive's principal place of employment by more than twenty-five (25) miles from its location at the Effective Time, unless Executive consents to such event, (D) material reduction (except to the extent provided for in Section 3(f) of this Agreement) in the benefits and perquisites provided to Executive from those being provided as of the Effective Time of this Agreement, unless Executive consents to such event,
(E) liquidation or dissolution of the Holding Company or the Bank, or (F) breach of this Agreement by the Bank or the Holding Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or (F), above, Executive shall have the right to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six (6) full calendar months after the applicable event giving rise to Executive's right to elect to terminate his employment.

(b) Upon  Executive's  termination  from employment in accordance with paragraph
(a) of this Section 4, on the Date of Termination, as defined in Section 8 of the Agreement, the Bank shall be obligated to pay Executive, or, in the event of his death following the Date of Termination, his beneficiary or beneficiaries, or his estate, as the case may be, an amount equal to the sum of: (i) the Base Salary and incentive compensation that would have been paid to Executive for the remaining term of this Agreement had the Event of Termination not occurred (based on Executive's then current Base Salary and most recently paid or accrued bonus at the time of the Event of Termination); plus (ii) the value, as calculated by a recognized firm customarily performing such valuation, of any stock options which as of the Date of Termination, have been granted to Executive but are not exercisable by Executive and the value of any restricted stock awards which have been granted to Executive, but in which Executive does not have a non-forfeitable or fully-vested interest as of the Date of Termination; plus (iii) the value of all employee benefits (other than those set forth in Section 3 (c) and (d) hereof) that would have been provided to Executive for the remaining term of this Agreement had an Event of Termination not occurred, based on the most recent level of contribution, accrual or other participation by or on behalf of Executive. At the election of Executive, which election is to be made prior to the Date of Termination, such payments shall be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining unexpired term of the Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

(c) In addition to the payments provided for in paragraph (b) of this Section 4, upon Executive's termination of employment in accordance with the provisions of paragraph (a) of this Section 4, to the extent that the Holding Company or the Bank continues to offer any life, medical, health, disability or dental insurance plan or arrangement in which Executive participates in on the last day of his employment (each being a "Welfare Plan"), Executive and his covered dependents shall continue participating in such Welfare Plans, subject to the same premium contributions on the part of Executive as were required immediately prior to the Event of Termination until the earlier of (i) his death (ii) his employment by another employer other than one of which he is the majority owner or (iii) the end of the remaining term of this Agreement. If the Holding Company or Bank does not offer the Welfare Plans at any time after the Event of Termination, then the Bank shall provide Executive with a payment equal to the premiums for such benefits for the period which runs until the earlier of (i) his death (ii) his employment by another employer other than one of which he is the majority owner or (iii) the end of the remaining term of this Agreement.

5.  CHANGE IN CONTROL

(a) For purposes of this Agreement, a "Change in Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Bank Change in Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. ss. 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. ss. 225.41(b) with respect to the Holding Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. ss. 225.11, as in effect on the date hereof except for the Holding Company's acquisition of the Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

(b) If any of the  events  described  in  paragraph  (a)  of  this  Section  5, constituting a Change in Control, have occurred or the Board of Directors determines that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f) and (g) of this Section 5 upon his termination of employment at any time during the term of this Agreement on or after the date the Change in Control occurs due to (1) Executive's dismissal or (2) Executive's resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in annual compensation or benefits or relocation of his principal place of employment by more than twenty-five (25) miles from its location immediately prior to the Change in Control, unless such termination is because of his death or Termination for Cause; provided, however, that such payments shall be reduced by any payment made under Section 4 of this Agreement.

(c) Upon the occurrence of a Change in Control followed by Executive's termination of employment, as provided in paragraph (b) of this Section 5, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: 1) the payments and benefits due for the remaining term of the Agreement or 2) three
(3) times Executive's average annual compensation from the Holding Company, the Bank or their affiliates for the five (5) preceding taxable years or such lesser number of years in the event that Executive shall have actually been employed by the Bank for less than five (5) years. In determining Executive's average annual compensation, annual compensation shall include Base Salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive of such year. At the election of Executive, which election is to be made prior to or within thirty (30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the sixty (60) months following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the sixty (60) months following Executive's termination.

(d) Upon the occurrence of a Change in Control, Executive will be entitled to receive benefits due him under or contributed by the Bank on his behalf pursuant to any retirement, incentive, profit sharing or other retirement, bonus, performance, disability or other employee benefit plan maintained by the Bank on Executive's behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under any defined benefit pension plan maintained by the Bank or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

(e) Upon the occurrence of a Change in Control and Executive's termination of employment in connection therewith, the Bank will cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Bank for Executive and any of his dependents covered under such plans prior to the Change in Control. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination. In the event Executive's participation in any such plan or program is barred by reason of his not being an employee, the Bank shall arrange to provide Executive and his dependents with benefits substantially similar to those of which Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred or provide their economic equivalent.

(f) The use or provision of any membership, license, automobile use, or other perquisites shall be continued during the remaining term of the Agreement on the same financial terms and obligations as were in place immediately prior to the Change in Control. To the extent that any item referred to in this paragraph will, at the end of the term of this Agreement, no longer be available to Executive, Executive will have the option to purchase all rights then held by the Bank to such item for a price equal to the then fair market value of the item.

(g) In the event that  Executive  is  receiving  monthly  payments  pursuant  to
Section 5(c) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

6.  CHANGE IN CONTROL RELATED PROVISIONS

    Notwithstanding the provisions of Section 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 shall be determined by Executive.

7. TERMINATION FOR CAUSE

    The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the independent members of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination pursuant to Section 8 hereof through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Bank, vest. At the Date of Termination, such stock options and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

8.  NOTICE

(a) Any purported termination by the Bank or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

(b) "Date of Termination" shall mean the date specified in the Notice of Termination.

9.  POST-TERMINATION OBLIGATIONS

All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Bank. Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10. NON-COMPETITION AND NON-DISCLOSURE

(a) Upon any termination of Executive's employment hereunder pursuant to Section 4 hereof, Executive agrees not to compete with the Bank for a period of one (1) year following such termination in any city, town or county in which Executive's normal business office is located and the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board of Directors. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 4 of this Agreement, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Holding Company or its subsidiaries from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

(b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by Executive of the provisions of this Section 10, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11. DEATH AND DISABILITY

(a) Death. Notwithstanding any other provision of this Agreement to the contrary, in the event of Executive's death during the term of this Agreement, the Bank shall immediately pay his estate any salary and bonus accrued but unpaid as of the date of his death, and, for a period of six (6) months after Executive's death, the Bank shall continue to provide medical insurance benefits existing on the date of his death and shall pay Executive's designated beneficiary the Base Salary that would otherwise be payable to him pursuant to
Section 3 of this Agreement. This provision shall not negate any rights Executive or his beneficiaries may have to death benefits under any employee benefit plan of the Bank.

(b) Disability

    (i) Disability. If during the term of Executive's employment Executive begins to receive disability benefits under the long-term disability insurance policy maintained by the Bank (the "Disability Policy"), then the Bank's obligation to pay Executive his Base Salary shall, as of the date such benefits first become payable under the Disability Policy on account of Executive's disability, be reduced to equal the difference between Executive's Base Salary and amounts received under all long-term disability policies, to the extent that such salary payments do not result in a reduction in disability payments.

    (ii) Incapacity. If, as a result of Disability, Executive is determined by a physician chosen by the Bank and reasonably acceptable to Executive or Executive's personal representatives not to be capable of fulfilling Executive's responsibilities as an officer of the Bank ("Incapacity Determination"), (1) Executive shall continue to be covered by the Bank's medical insurance and life insurance policies until the second anniversary of the Incapacity Determination, and (2) the Bank's obligation to provide Executive with other employment-related fringe benefits hereunder shall cease as of the date of such Incapacity
Determination ("Incapacity Determination Date"). Prior to the Incapacity Determination Date, the Bank shall continue to pay Executive his annual salary in usual installments and Executive shall continue to receive all other employment-related fringe benefits due to Executive in accordance with this Agreement, as same may have been reduced by disability insurance payments under paragraph (i) above.

    (iii) Termination of Employment by Reason of Incapacity. At any time from and after the Incapacity Determination Date, the Board of Directors, in its discretion, may elect to terminate Executive's employment by reason of such incapacity. Any such termination as a result of incapacity shall be considered to be an Event of Termination in accordance with Section 4 of this Agreement. In such event, payments due Executive shall not include any of the fringe benefits set forth in Section 3(c) and (d).

12. SOURCE OF PAYMENTS

(a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank or subject to Section 12(b). The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amount and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

(b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under an employment agreement in effect between Executive and the Holding Company, such compensation payments and benefits paid by the Holding Company will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Holding Company agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Holding Company and the Bank.

13. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14. NO ATTACHMENT

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

(b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

15. MODIFICATION AND WAIVER

(a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16. SEVERABILITY

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall, to the full extent consistent with law, continue in full force and effect.

17. HEADINGS FOR REFERENCE ONLY

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. GOVERNING LAW

This  Agreement   shall  be  governed  by  the  laws  of  the   Commonwealth  of
Massachusetts, without regard to principles of conflicts of law of that state.

19. ARBITRATION

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

A termination without cause of Executive's employment pursuant to Section 1(c) hereof, shall not be subject to arbitration except to the extent that there is a dispute as to the amount of payments due Executive hereunder.

20.  PAYMENT OF COSTS AND LEGAL FEES

All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if Executive is successful with respect to such dispute or question of interpretation pursuant to a legal judgment, arbitration or settlement.

21. INDEMNIFICATION

(a) The Bank  shall  provide  Executive  (including  his  heirs,  executors  and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not to be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

(b) Any payments made to Executive pursuant to this Section 21 are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R.
Part 359 and any rules or regulations promulgated thereunder.

22. SUCCESSOR TO THE BANK

The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, to expressly and unconditionally assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform such obligations if no such succession or assignment had taken place.

                                   SIGNATURES


     IN WITNESS WHEREOF, Berkshire Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and Executive has signed this Agreement, on the 1st day of June, 2003.


ATTEST:                              BERKSHIRE BANK



/s/ Gerald A. Denmark                By:      /s/ Catherine B. Miller
---------------------                         -----------------------
Corporate Secretary                            For the Entire Board of Directors





ATTEST:                                       BERKSHIRE HILLS BANCORP, INC.
                                              (Guarantor)



/s/ Gerald A. Denmark                By:      /s/ Catherine B. Miller
---------------------                         -----------------------
Corporate Secretary                           For the Entire Board of Directors




                  [SEAL]


WITNESS:                             EXECUTIVE



/s/ Gerald A. Denmark                By:      /s/ Michael P. Daly
---------------------                         -----------------------
Corporate Secretary                           Michael P. Daly